                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated February 4, 2000, except for the first two paragraphs of Note 14 for which the date is April 14, 2000, relating to the consolidated financial statements of SpeechWorks International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 20, 2000